Exhibit 10(s)

Notice of Grant of Performance Units and Award Agreement

ID: «EMP_»

«First» «Middle» «Last»

Fifth Third Bank, «Affiliate»

It is a pleasure to inform you that you are hereby granted              Performance Units, subject to the terms and conditions of this Notice and the terms of the Fifth Third Bancorp Incentive Compensation Plan (the “Plan”):

Date of Performance Units Award	__________, ____

Performance Period	__________, ____ to __________, _____

Number of Performance Units Granted (Target)	_______
Thirty Day Average Value of Fifth Third Stock at Beginning of Performance Period	$_____

Performance Goals Total Shareholder Return (TSR) Relative to Peer Group

The number, if any, of performance units you may earn under this award will be based on the level of achievement of the performance goals. Your final earned performance units will be determined by multiplying your target performance units by the performance matrix percent.

If you accept the terms of this performance units award, you will be deemed to have consented to all of the terms and conditions of this performance unit award and of Fifth Third Bancorp Incentive Compensation Plan. In the event of any conflict between the terms of this Notice and the Plan, the terms of the Plan shall control.

This performance unit award will expire by its own terms unless accepted within sixty days of the date hereof.

For Fifth Third Bancorp:

George A. Schaefer, Jr. President & CEO	Date

Grantee	Date

TERMS OF PERFORMANCE UNITS AWARD

Performance Goals

Performance Measure: The number of performance units earned is dependent upon the relative total shareholder return (TSR) achieved by Fifth Third Bancorp stockholders during the Performance Period commencing             ,          and ending             ,         . TSR will be determined by reference to change in market value of Fifth Third Bancorp stock, plus reinvested dividends, during the Performance Period. Fifth Third Bancorp TSR will be compared to the TSR of the peer group shown below. For the purpose of measuring TSR for Fifth Third Bancorp and the peer group, a 30-day average price will be used to measure market value at the beginning and end of the Performance Period. Dividends will be reinvested at the market price on the day of the dividend.

Performance Goal: The goal is to achieve a relatively high return for Fifth Third Bancorp. No performance units will be earned unless Fifth Third Bancorp’s TSR is at least equal to the             th percentile of the TSR achieved by the Peer Group.

Peer Group:

Performance Matrix:

Relative Total Shareholder Return	Payout as Percentage of Target
Less than 40th Percentile	0%
__th Percentile	50%
__th Percentile	100%
__th Percentile	120%
__th Percentile	140%
__th Percentile	150%
__th Percentile	170%
__th Percentile	200	% (Maximum)

Determination and Payment of Earned Performance Units

Upon completion of the Performance Period, the level of achievement of the Performance Goals will be determined by the Committee. The final award will be determined by multiplying the Target Performance Units awarded by the applicable percentage. Straight-line extrapolation will be used to determine % of Target Performance Units Earned for achievement between performance levels shown above.

The value of the earned Performance Units (based on the fair market value of one share of Fifth Third Bancorp stock per earned Performance Unit as of the end of the performance period) will be paid 50% in cash in one lump sum and 50% in shares of Fifth Third Bancorp stock. Payments will be made no later than             ,         .

Tax Withholding

The amount of cash and the fair market value of the shares paid with respect to earned Performance Units will be taxed as wages. Tax withholding will apply at the time of payment.

Effect of Termination of Employment Prior to End of Performance Period

In the event you cease to be employed by Fifth Third Bancorp or its subsidiaries prior to the end of the Performance Period of Restriction, the disposition of the Performance Units will be as provided in Sections 11.1, 11.2 and 11.3 of the Plan.

Transferability

The performance units granted under the terms of this Notice (the “Units”) may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated.